Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32930, 333-49414, 333-80379 and 333-75402) and Form S-8 (Nos. 333-30943, 333-50519, 333-41594, 333-49410, 333-66296 and 333-90172) of 8x8, Inc. of our report dated May 2, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 28, 2003